UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Compellent Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	37-1434895

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

7625 Smetana Lane Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which the form relates: Not Applicable (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

(Title of class)

Explanatory Note
     This registration statement relates to the Registrant’s shares of common stock, par value $0.001 (the “Common Stock”) and is being filed in connection with the filing by the Registrant of an application to transfer the listing and trading of the Registrant’s Common Stock to the New York Stock Exchange.
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-144255 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on July 2, 2007, as subsequently amended by the amendments to such Registration Statement and by the prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

Compellent Technologies, Inc. (Registrant)
Date: March 20, 2009	By:	/s/ Philip E. Soran
Philip E. Soran
Chairman, President and Chief Executive Officer